Exhibit 99.1

August 21, 2008 Conference Call Script

Randy:

Good morning and welcome to Black Gaming’s second quarter conference call. I’m Randy Black, Sr. Chairman and CEO of the Company and with me is Sean McKay, our CAO.

Before we begin, Sean will speak about forward-looking statements contained in this call.

Sean.

Sean:

Thanks Randy.

Today’s conference call contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, results of operations, expansion projects and our subsidiaries, which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, economic conditions and other risks described in our filings with the SEC.

All forward-looking statements are based on our current expectations and projections about future events. I would also like to remind everyone that we will make reference to non-GAAP financial measures routinely used in the gaming industry, namely Earnings Before Interest, Taxes, Depreciation and Amortization, EBITDA which can be recalculated from our recent 10Q filing by adding back depreciation and amortization, loss on sale and disposal of assets, impairment of long lived assets and goodwill impairment to our operating loss or income

Randy.

Randy:

Thanks Sean.

As outlined in the liquidity section of our recent 10Q filing with the SEC, the economic slowdown has impacted our operations and our liquidity. We believe our working capital is adequate to meet our anticipated working capital requirements, capital expenditures and scheduled payments of interest for at least the remainder of 2008 but we may require additional funds to meet our liquidity needs in 2009.

The form 10-Q filing provides more detail about our liquidity needs and challenges; but, what’s there to say, this year continues to be challenging. Rising fuel and the slowing economy are putting us in a defensive position and, at some point, you just can’t cut your way to profitability but we certainly have tried to keep pace with the declines in revenues. We have made sweeping changes in our cost structure, cutting over $10.5 million in operating expenses, net of non-cash items, for the six months ended June 30, 2008 compared to the same period in 2007, but the combination of reduced spending by customers and price reductions we have implemented to remain competitive have impacted our profitability and contributed to decreased EBITDA.

We still see that people are coming to our properties, just not as many and people are spending money, just not as much. And while we continue to capture the value oriented customer segment through our discounted room rates and food and beverage pricing, which has gone a long way at continuing to attract customers, it has also cut into our EBITDA margins which declined 132 basis points for the six months ended June 30, 2008 compared to the same period in 2007.

Although disappointing, the Company’s six month results for the period ended June 30, 2008 compared to the same period in 2007, were equally disappointing for the same period as the southern Nevada gaming market performance. According to the LVCVA, gross gaming revenues decreased 4.1%, ADR decreased 35.6%, and I-15 daily traffic count decreased 6.3%. Despite these decreases, our pricing initiatives contributed to the increased room nights occupied which, according to the LVCVA, increased 1.3%. So the customers are here but their spend per visit has gone way down. But, with people here we at least have a chance to weather the economic storm.

We’re still focused on our liquidity, cost discipline and debt service needs, and while we have some significant hurdles facing our organization, we’re not leaving things to chance. We have several initiatives in the works to further reduce our cost structure but something needs to happen with topline trends if we are going to be successful.

There is not much more to say that hasn’t already been said of other operators, other markets and even other sectors; this year has been challenging! Our efforts to capture customers through reduced pricing has continued to attract customers to our resorts, but customer spending is at reduced levels.

I’ll now turn the time over to Sean to further discuss the second quarter results.

Sean.

Sean:

Thanks Randy,

As Randy mentioned, this year has been challenging. Our recent form 10-Q filing with the SEC outlines the Company’s quarterly performance so I’ll briefly go over some of the results. Clearly we were impacted by the softening market. As a result:

Our gaming revenues declined 21.8% to $21.2 million from $27.2 million for the second quarter ended June 30, 2008 as compared to the same period in 2007. This decrease was primarily due to a $5.6 million decrease in slot revenues, a $0.4 million decrease in table games revenues and a $0.1 million decrease in other gaming revenues. For the six months ended June 30, 2008 as compared to the same period in 2007, gaming revenues declined 19.7% to $45.6 million from $56.7 million. This decrease was primarily due to a $9.7 million decrease in slot revenues, a $1.0 million decrease in table games revenues and a $0.5 million decrease in other gaming revenues.

Hotel revenues decreased 16.0% to $7.9 million from $9.5 million for the second quarter ended June 30, 2008 compared to the same period in 2007. This decrease was primarily due to lower average daily room rates on similar occupancy levels in the prior year period. Hotel revenues decreased 19.0% to $16 million from $19.8 million for the six months ended June 30, 2008 compared to the same period in 2007. This decrease was also due to the same factors that impacted the quarterly results of lower ADR on similar occupancy levels when compared to the prior year period.

Food and beverage revenues decreased 19.7% to $8.6 million from $10.7 million for the quarter ended June 30, 2008 compared to the same quarter in 2007. The decrease was primarily attributable to a reduction in our pricing which also impacted our margins. Food and beverage revenues decreased 17.2% to $18.0 million from $21.8 million for the period ended June 30, 2008 compared to the same period in 2007. Similarly, the decrease was primarily attributable to a reduction in our pricing which also impacted our margins for the period.

EBITDA decreased 34.3% to $4.5 million from $6.8 million for the quarter ended June 30, 2008 compared to the same period in the prior year. EBITDA decreased 22.4% to $11.2 million from $14.5 million for the six month period ended June 30, 2008 as compared to the same period in the prior year.

Our primary sources of liquidity and capital resources have been cash from operations and from our credit facility. Approximately $4.2 to $4.5 million represents cash in cage.

We spent approximately $0.7 million in capital expenditures for the period ended June 30, 2008 compared to $7.7 million in the prior year. In addition, we obtained gaming equipment financing of approximately $0.8 million in the period ended June 30, 2008.

Our liquidity needs mainly consist of our debt service requirements under our indentures and our maintenance CapEx. These annually represent approximately $11.5 million for debt service and approximately $2.5 to $3 million in maintenance CapEx and small scale capital additions.

As outlined in our form 10-Q filing with the SEC, we anticipate that we have enough liquidity to meet our operational, debt service and CapEx needs for the remainder of 2008; however, we anticipate that we may require additional funding to meet our needs in 2009.

We continue to experience overall declines in our EBITDA and expect to experience continued softness through the remainder of 2008 which may present further difficulties in meeting our debt service, operational and CapEx needs going forward.

I will now turn the call back over to Randy.
Randy.

Randy:
Thanks Sean,
Well, that’s it, I’ll now open the time for questions, Operator?